   As filed with the Securities and Exchange Commission on May 31, 2001

                                              Registration No. 333-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                      3-DIMENSIONAL PHARMACEUTICALS, INC.
              (Exact name of issuer as specified in its charter)

            Delaware                                   23-2716487
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation of organization)

                          Eagleview Corporate Center
                         665 Stockton Drive, Suite 104
                          Exton, Pennsylvania  19341
                   (Address of principal executive offices)

              Amended and Restated 2000 Equity Compensation Plan
                           (Full title of the plan)


                          David C. U'Prichard, Ph.D.
                     Chief Executive Officer and Director
                      3-Dimensional Pharmaceuticals, Inc.
                          Eagleview Corporate Center
                         665 Stockton Drive, Suite 104
                          Exton, Pennsylvania  19341
                    (Name and address of agent for service)

                                (610) 458-8959
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             Linda L. Griggs, Esq.
                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                          Washington, DC  20036-5869
                                (202) 467-7000



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                    Proposed maximum
   Title of securities to be      Amount to be          Proposed maximum            aggregate offering            Amount of
          registered             registered (1)    offering price per share(2)           price(2)             registration fee (3)
------------------------------------------------------------------------------------------------------------------------------------
 Common stock,                     2,000,000             $15.51                       $31,020,000               $7,755
 .001 par value
====================================================================================================================================

(1) This registration statement covers additional shares of common stock of 3-Dimensional Pharmaceuticals, Inc. which may be offered or sold pursuant to the Amended and Restated 2000 Equity Compensation Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on May 30, 2001.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by 0.00025.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to the General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 2,000,000 shares under the Registrant's Amended and Restated 2000 Equity Compensation Plan. Pursuant to such Instruction E, the following documents previously filed with the Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 30, 2001;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001; and

     (c)  Form S-8 Registration Statement No. 333-54890 filed on February 2,
          2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania on May 25, 2001.

                                   3-DIMENSIONAL PHARMACEUTICALS, INC.


                                   By: /s/ David C. U'Prichard
                                       ------------------------------------
                                       David C. U'Prichard
                                       Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                           Date
---------                                 -----                           ----
                                          Chief Executive Officer and
/s/ David C. U'Prichard                   Director (Principal Executive
--------------------------------------    Officer)                        May 21, 2001
David C. U'Prichard

                                          Executive Vice President,
                                          Chief Financial Officer
/s/ John M. Gill                          (Principal Financial Officer)   May 21, 2001
--------------------------------------
John M. Gill

                                          Vice President, Finance and
/s/ Scott M. Horvitz                      Administration (Principal
--------------------------------------    Accounting Officer)             May 21, 2001
Scott M. Horvitz


/s/ F. Raymond Salemme                    President, Chief Scientific
--------------------------------------    Officer and Director            May 25, 2001
F. Raymond Salemme


/s/ Bernard Canavan
--------------------------------------    Director                        May 25, 2001
Bernard Canavan

/s/ James H. Cavanaugh
--------------------------------------    Director                        May 25, 2001
James H. Cavanaugh

Signature                                 Title                           Date
---------                                 -----                           ----
/s/ Zola P. Horovitz
--------------------------------------    Director                        May 25, 2001
Zola P. Horovitz

/s/ David R. King
--------------------------------------    Director                        May 25, 2001
David R. King

/s/ Joshua Ruch
--------------------------------------    Director                        May 25, 2001
Joshua Ruch

/s/ Harold R. Werner
--------------------------------------    Director                        May 25, 2001
Harold R. Werner

                                     INDEX


Exhibit Number       Description
--------------       -----------

      5.1            Opinion of Morgan Lewis & Bockius, LLP
     23.1            Consent of Richard A. Eisner & Company, LLP
     23.2 Consent of Morgan Lewis & Bockius LLP (contained in the Opinion of counsel filed as Exhibit 5.1)